                                    EXHIBIT E

                                  STANDARD FORM

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                              DEVELOPMENT AGREEMENT

                            ------------------------
                               (Name of Developer)

                            ------------------------
                                     (Date)

                            -------------------------
                       (General Description of Territory)

                                      E-1                                   2004

   3.    SUBSEQUENT DEVELOPMENT SCHEDULE;

   7.    DEVELOPER ORGANIZATION, AUTHORITY,

  10.    PREREQUISITES TO OBTAINING FRANCHISES

  15.    CONSTRUCTION, SEVERABILITY, GOVERNING

APPENDIX D:  REVIEW AND CONSENT WITH RESPECT
             TO TRANSFERS...............................................    E-36

APPENDIX E:  CONFIDENTIALITY AGREEMENT AND
             COVENANT NOT TO COMPETE....................................    E-37

APPENDIX F:  CONFIDENTIALITY AGREEMENT..................................    E-40

                                      E-2                                   2004

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT

This Agreement is made this ________ day of ___________________, 20_____, by and between APPLEBEE'S INTERNATIONAL,  INC., a Delaware corporation  ("FRANCHISOR"),
________________________________________,  a (_______________  corporation, sole proprietorship,  ______________________  partnership,  _________________ limited partnership [strike inappropriate  language]) ("DEVELOPER") and ________________
________________________________  (collectively,  the  "PRINCIPAL  SHAREHOLDERS"
and,  individually,  a "PRINCIPAL  SHAREHOLDER" of Developer if a corporation or general  partner of  Developer  is a limited  partnership  having as its general
partner  a   corporation)   and   ______________________________________________
("GENERAL PARTNER") of Developer if Developer is a limited partnership).*

     * (If  Developer  is  not a  corporation  or a sole  proprietorship,  or if
Developer is a limited liability  company,  the parties hereto hereby agree that an Addendum  shall be attached to this  Agreement  so as properly to reflect the responsibilities of the partners of any general partnership, the general partner of any limited partnership and the shareholders of any corporate general partner of any partnership, or the members of any limited liability company.)

WITNESSETH:

                                    RECITALS

     A.  Franchisor  owns the rights to develop and  operate a unique  system of restaurants which specialize in the sale of high quality, moderately priced food and  alcoholic  beverages  in  an  attractive,  casual  setting,  which  include
proprietary   rights  in  certain  valuable  trade  names,   service  marks  and
trademarks,  including the service mark Applebee's  Neighborhood Grill & Bar and variations  of such  mark,  designs,  decor and  color  schemes  for  restaurant premises,  signs,  equipment,  procedures  and formulae for  preparing  food and beverage  products,  specifications  for  certain  food and  beverage  products, inventory  methods,  operating  methods,  financial control  concepts,  training facilities and teaching techniques (the "System").

     B. Franchisor has  established,  through its own development and operation, and through the granting of franchises, a chain of Applebee's Neighborhood Grill
& Bar restaurants which are distinctive; which are similar in appearance, design and decor; and which are uniform in operation and product consistency.

     C. The value of Franchisor's  trade names,  service marks and trademarks is based upon: (1) the maintenance of uniform high quality  standards in connection with the preparation and sale of Franchisor-approved food and beverage products,
(2) the uniform high standards of appearance of the individual  restaurant units in the System, (3) the use of distinctive  trademarks,  service marks,  building designs and advertising  signs  representing a uniformly high quality of product and services,  and (4) the assumption by Franchisor  and its  franchisees of the obligation  to maintain and enhance the goodwill  and public  acceptance  of the
System (and of Franchisor's

                                      E-3                                   2004

trade  names,  service  marks and  trademarks)  by strict  adherence to the high standards required by Franchisor.

     D. Developer  desires to obtain the exclusive  right to develop  restaurant units franchised by Franchisor  within the geographic area specified in Appendix
A hereto ("Territory"),  for the period specified in Subsection 1.1, pursuant to the terms, conditions and provisions which are set forth in this Agreement.

NOW,  THEREFORE,  in  consideration  of  Franchisor  granting to  Developer  the exclusive  right to develop  restaurant  units  franchised by  Franchisor  which employ the System  ("Restaurants")  in the  Territory  for such  period,  and in consideration  of the mutual  obligations  which are provided for herein,  it is hereby agreed as follows:

1.   GRANT OF DEVELOPMENT RIGHTS

     1.1 Franchisor grants Developer the exclusive right to develop  Restaurants only in the Territory for a period commencing on the date hereof and expiring on
___________,  20__, unless sooner terminated as hereinafter provided.  Developer has no rights  under  this  Agreement  to  develop  Restaurants  outside  of the
Territory or to develop  restaurants  which do not employ the System,  including the Applebee's Neighborhood Grill & Bar service mark.

     1.2  During  the term of this  Agreement,  Franchisor  shall not  operate a restaurant  utilizing  the  System  or  license  any other  person to  operate a restaurant  utilizing  the  System in the  Territory.  However,  nothing in this
Agreement  shall  prohibit  or  infringe  upon  Franchisor's  right to operate a restaurant  or license any other person to operate a restaurant in the Territory which does not utilize the System or use the Applebee's Neighborhood Grill & Bar
service mark. In addition, Franchisor specifically reserves the right to operate or license any other person to operate  restaurants  in any  location  within an airport  (serviced by one or more public or charter  carrier),  arena,  stadium, state or national park, or military  fort,  post or base which may be within the boundaries of the Territory otherwise granted to Developer.  Further,  Developer acknowledges and agrees that Franchisor or any one (1) or more of its subsidiary or affiliated  companies or divisions shall have the right to operate or license any other  person to operate  such other  restaurants  which may or will compete with the  Restaurants,  under a system and  service  mark other than  Applebee's
Neighborhood Grill & Bar.

     1.3 After this Agreement  expires or is terminated,  Franchisor  shall have the  complete  and  unrestricted  right to operate or license  other  persons to operate a restaurant utilizing the System in the Territory.

2.   INITIAL DEVELOPMENT SCHEDULE

     2.1  Developer  shall  develop  a total  of  _________  (____)  Restaurants franchised by Franchisor  in the Territory  during the period  commencing on the date hereof and  expiring on  _____________,  20_____,  in  accordance  with the following development schedule:

                                      E-4                                   2004

          (a)¹ During the first Initial Development Period under this Agreement,
     Developer  shall develop at least _________  (___)  Restaurants  within the
     Territory,  each of which shall be open for operation and doing business on
     _________________,  ________  (the  end of the  first  Initial  Development
     Period under this Agreement).

          (b) During the second Initial Development Period under this Agreement,
     Developer  shall  develop the number of  Restaurants  within the  Territory necessary to result in the  existence of _________  (___) such  Restaurants developed by Developer  which are open for operation and doing  business on
     _________________,  ________  (the end of the  second  Initial  Development
     Period under this Agreement).

          (c) During the third Initial  Development Period under this Agreement,
     Developer  shall  develop the number of  Restaurants  within the  Territory necessary to result in the existence of _________  (____) such  Restaurants developed by Developer  which are open for operation and doing  business on
     ______________,  ________ (the end of the third Initial  Development Period under this Agreement).

Each of the periods  specified  in  Subparagraphs  (a) through  (___)  hereof is sometimes referred to hereinafter as an "Initial Development Period."

     2.2 During any Initial  Development  Period,  subject to the  provisions of this Agreement,  Developer is free to develop more than the total minimum number of  Restaurants  which  Developer  is  required to develop  during that  Initial
Development Period. Any such Restaurants developed, open for operation and doing business  during an Initial  Development  Period in excess of the minimum number required to be developed during that Initial Development Period shall be applied to satisfy Developer's development obligation during the next succeeding Initial
Development Period or next succeeding Subsequent  Development Period (as defined in Section 3 hereof),  if any,  as the case may be.  Notwithstanding  the above,
Developer shall not develop more than the total number  Restaurants  approved by
Franchisor for development under this Agreement.

     2.3 Strict compliance with the development schedule specified in Subsection
2.1 hereof is of the essence of this  Agreement.  If Developer  fails to fulfill its  specified  development  obligation  with  respect  to any  of  the  Initial
Development  Periods  specified in Subsection 2.1 hereof,  this Agreement  shall terminate  sixty (60) days after the end of the  Initial  Development  Period in question,  unless  by the  end of such  sixty  (60)  day  period  Developer  has fulfilled  the  development  obligation  relating  to such  Initial  Development
Period.

3.   SUBSEQUENT DEVELOPMENT SCHEDULE; DEVELOPMENT OBLIGATIONS GENERALLY

     3.1 During the period commencing on ______________,  20_____,  and expiring on _________________,  20____,  Developer shall develop and open for business in the Territory,  in

________________________________

¹ The periods  specified in  Subsection  2.1(a)-(c)  may be revised,  deleted or added to in order to reflect the number of Restaurants Developer is obligated to develop  and the  time  in  which  the  Developer  is  obligated  to  open  such
Restaurants.

                                      E-5                                   2004

accordance with the parameters  established under Subsection 3.2, that number of additional  Restaurants  as is required to achieve at the end of such period,  a total number of Restaurants open for business within the Territory which,  after including the Restaurants developed during the Initial Development Periods, will equal the Minimum  Development  Potential of the  Territory  (as defined  herein below).

     3.2 (a) Each  consecutive  two (2) year period,  commencing with the period beginning on _______________,  20____, is hereafter referred to as a "Subsequent
Development Period."

          (b) On or  before  the  commencement  of each  Subsequent  Development
     Period,  Franchisor  shall  provide to  Developer  in writing the number of
     Restaurants to be developed by Developer during such Subsequent Development
     Period  ("Subsequent  Development  Schedule"),  together  with  a  detailed summary of the Minimum Development Potential calculations used to determine the Subsequent  Development  Schedule.  The minimum  development  potential
     ("Minimum Development Potential") shall be determined as follows:

               (i) Each Area of Dominant Influence ("A.D.I."),  as determined by the  1988  Arbitron  Ratings,  comprising  all  or a  portion  of  the
          Territory shall be placed into one of four market categories  ("Market
          Categories"),  identified as either a "Small Market", defined as those
          A.D.I.'s  containing  less than  135,000  households  in  metropolitan counties  within the  Territory  with  incomes  greater  than  $25,000
          ("Income  Qualified Metro Household");  a "Medium Market",  defined as those A.D.I.'s  containing  135,000 to 399,999 Income  Qualified Metro
          Households;  a "Large  Market",  defined as those A.D.I.'s  containing
          400,000 to 1,399,999  Income  Qualified Metro  Households;  or a "Mega
          Market", defined as those A.D.I.'s containing 1,400,000 or more Income
          Qualified Metro Households (Small Market,  Medium Market, Large Market
          or Mega  Market  may also be  referred  to herein  individually  as an
          "A.D.I. Market" or collectively as "A.D.I.  Markets". The income level set forth above may,  but need not, be adjusted  upward or downward by
          Franchisor  once every  five (5) years in order to reflect  changes in household  income,  such  adjustments to be determined by reference to the United States Census Bureau's Median  Household Income Index or if
          such  index no longer  exists  at the time it is to be used,  then the index employed shall be such other  generally  known index used by NPD
          Crest or other such similar company then used by Franchisor.

               (ii) Each county within an A.D.I. Market shall be classified as a
          "Metropolitan  County", those counties with a total population greater than  50,000;  a "Small  Town  County",  those  counties  with a total population of 20,000 to 50,000;  or an "Other County",  those counties with a total population less than 20,000  (Metropolitan  County, Small
          Town  County and Other  County may be for  description  purposes  also referred to herein as a "County Type").

               (iii) Each A.D.I. Market shall at that time be assigned to one of
          four  development   groups  according  to  the  level  of  development
          penetration  which  Developer  has  achieved  in the A.D.I.  Market as compared  to the  level of  development  penetration  achieved  by all domestic  development in the System.  The four development groups

                                      E-6                                   2004

          will be determined by ranking each A.D.I. in the System within each of the Market  Categories  from most  developed to least  developed.  The
          A.D.I.'s in ranking order from most developed to least developed shall then be divided  into four  substantially  equal  development  groups:
          "Opportunistic  Group", "Second Group", "Third Group" and "Lower Limit
          Group".  The average number of Restaurants per Income  Qualified Metro
          Household  developed by the top three territories in the System of the
          Second Group in each A.D.I.  Market  category shall be the development target for each such A.D.I. Market category ("Penetration Target").

               (iv) The total number of Restaurants to be developed by Developer in each Metropolitan  County of an A.D.I. Market shall be equal to the number of Income  Qualified  Metro  Households  in such A.D.I.  Market
          divided  by  the   Penetration   Target   ("Metropolitan   Development
          Potential").  The Metropolitan  Development Potential minus the number of Restaurants in each Metropolitan  County then open and operating in said  A.D.I.  Market  shall  be the  number  of  Restaurants  in  each
          Metropolitan  County  then  available  for  development  in the A.D.I.
          Market ("Metropolitan Development Balance").

               (v) The Minimum Development Potential shall be the maximum number of Restaurants  Franchisor  may include on the Subsequent  Development
          Schedule  and thus require  Developer to develop in the A.D.I.  Market during the next Subsequent  Development Period;  subject,  however, to the minimum and maximum development criteria outlined in paragraph (c)
          and (d) of this  Subsection 3.2. In the event,  however,  a particular
          A.D.I. Market is in the Opportunistic Group,  Developer and Franchisor
          shall  negotiate  in  good  faith  a  mutually  agreeable   Subsequent
          Development Schedule;  provided,  however, said Subsequent Development
          Schedule  shall  not  reflect a number  of  Restaurants  less than the
          remaining   undeveloped   portion  of  the  Metropolitan   Development
          Potential,  nor shall the Developer be required  (without its consent)
          to  develop  more  than  the  remaining  undeveloped  portion  of  the
          Metropolitan Development Potential.

          (c) During each Subsequent  Development Period that Developer has less than ten (10)  Restaurants  open and operating in the Territory,  Developer shall be required to develop no more than one (1) Restaurant  each calendar year that the number of Restaurants in Developer's  Territory does not meet or exceed the Minimum Development  Potential of the Territory.  During each
     Subsequent   Development  Period  that  Developer  has  ten  (10)  or  more
     Restaurants  in the  Territory,  Developer  shall be required to develop no more  than two (2)  Restaurants  each  calendar  year  that the  number  of
     Restaurants   in  the  Territory  does  not  meet  or  exceed  the  Minimum
     Development Potential for the Territory.

          (d)  Notwithstanding  the  Minimum  Development  Potential  for  which
     Developer  might otherwise be obligated in order to satisfy the Penetration
     Target for the Territory,  Developer  shall not be required to develop more than ten (10) Restaurants in any one calendar year in the Territory. In the event Developer holds other  development  agreements with the System or the
     Principal   Shareholders   of  Developer   are  the   identical   Principal
     Shareholders  of other  entities  who hold other  development  agreement(s)
     within  the  System  (such  other  entities  being  defined   hereunder  as
     "Affiliates"),  Developer,  together  with such

                                      E-7                                   2004

     Affiliates,  may limit its combined  development under all such development agreements  to no more than ten (10)  Restaurants  in the  aggregate in any calendar year. Provided,  however,  Developer and Principal  Shareholder(s)
     hereby  acknowledge  that if  Developer  exercises  its  option  under this provision to limit its combined  development  with its Affiliates and after so limited its  development,  Developer  (together with its Affiliate) does not achieve such aggregate development, Developer shall be in default under that development agreement (or all such development  agreements as the case may be) but  only  such  development  agreement(s)  which  did not meet the individual  Subsequent  Development  Schedule  calculated and agreed to for that individual development agreement.

          (e) If the Developer has timely developed and opened for operation the
     Restaurant  called for by the Initial  Development  Schedule and thereafter during a Subsequent  Development  Period objects to the  development of the last Restaurant  required during that Subsequent  Development  Period under
     Article 3 hereof, then Franchisor hereby grants Developer the right to make a written  demand for a study as to  whether  said last  Restaurant  may be located in the  Territory  or  whether  said  Restaurant  will at that time cannibalize  the sales  and  traffic  with  respect  to its other  existing
     Restaurants  in the  Territory.  In the event a written  request for such a study  is  received  by  Franchisor  prior  to the  end  of the  Subsequent
     Development  Period  in  question  and  prior  to  any  default  under  the
     Development  Agreement,  then in such an event,  Franchisor  and  Developer shall in good faith attempt to resolve the issue regarding whether the last
     Restaurant  should or should not be developed  and opened.  If an agreement cannot be reached  (which  process may include the Franchisor and Developer ordering a PIN study at Developer's  cost),  Franchisor and Developer shall submit the disagreement to the National Franchise Mediation Board ("NFMB"),
     as herein defined below,  for handling and  disposition.  The submission of said disagreement will be in accordance with subsection 3.2 (f)(i) hereof.

          (f) The following  shall apply to the  submission to the NFMB pursuant to the preceding paragraph:

          (i) The  disagreement  shall be submitted by the Developer by way of a written demand for mediation tendered to Franchisor within thirty (30)
          days after  Franchisor  has  indicated to Developer  than an agreement cannot be reached.  Developer will deposit  $35,000 with Franchisor at the time of the filing of its  written  demand for  mediation.  If the demand  or the  deposit  or  either  or both of them are not so timely made,  then in such an event,  the  Developer  shall be deemed to have waived its right to request mediation and further,  shall be deemed to have elected to accept the full number of  Restaurants  Franchisor had determined for the Subsequent Development Period then in question. The
          NFMB will determine in its sole discretion the procedure,  time limits and  additional  filing and  responses  required  with  respect to the mediation.  However,  it is understood  and agreed by all parties that the mediation is intended to provide a more expeditious  resolution of the  matter  submitted  to the  NFMB.  The  mediation  decision  to be rendered  by  the  NFMB  will  be  binding  upon  all  parties  to the mediation.  The party for whom a favorable  decision is rendered shall receive from the other party reimbursement for all out-of-pocket costs and  expenses,  including  attorneys'  fees incurred and any PIN study conducted  with respect to the  mediation,  which are determined to be reasonable by the NFMB.

                                      E-8                                   2004

          (ii) At the  conclusion  of the  mediation,  the NFMB shall  issue its decision  either  supporting  Developer and  indicating  that the last
          Restaurant  need  not  be  developed  as  a  part  of  the  Subsequent
          Development Period in question,  or conversely,  supporting Franchisor and  indicating  that  the  last  Restaurant  should  be a part of the development for that Subsequent Development Period. If the decision of the NFMB supports the Developer,  then in such an event, the Developer shall  maintain  its  exclusive  rights  to the  Territory,  and shall continue  to  maintain  its right to develop  therein  in the  future.
          Provided,  however,  Franchisor may request further development during future Subsequent  Development Periods. In addition,  Franchisor shall
          reimburse   Developer   the  $35,000   previously   deposited  at  the
          commencement of the mediation process.

          (iii) If the  decision of the NFMB  supports the  Franchisor,  then in such an event,  the Developer  shall be required to construct and open the last Restaurant,  pursuant to the development  schedule originally listed as a part of the Subsequent  Development Period so in question.
          In  addition,   the  funds  previously  deposited  by  Developer  with
          Franchisor  shall  be  applied  to the  Franchise  Fee  due  for  such
          Restaurant.  However,  in the event  Developer  fails to  develop  the
          Restaurant,  the  $35,000  shall be  forfeited  and shall  become  the
          exclusive   property  of   Franchisor   and  further,   the  exclusive
          development   rights  granted  by  the  Development   Agreement  shall
          terminate and be of no further force and effect.

          (iv) If,  after a new  developer  has been  appointed to open the last
          Restaurant,  and said Restaurant has opened for operation,  and within the  first  twelve  (12)  months  of  operation  of  said  Restaurant,
          Developer  believes  that said new  developer's  Restaurant  has had a significant  cannibalization  effect  upon one or more of  Developer's
          Restaurants,  then in such an event, the Developer may avail itself of the following post impact process  ("Post Impact  Process").  The Post
          Impact  Process will consist of the submission of the positions of the
          Developer,  new  developer  and  Franchisor  to the NFMB for study and mediation.  The Post Impact  Process is and shall be from time to time more fully  outlined in the Manuals.  The NFMB shall have the right to issue a non-binding determination as to whether or not the Developer's
          Restaurant  or  Restaurants  (as the  case  may  be)  were,  in  fact, significantly  cannibalized  as  contended  by  Developer  and  if  so determined,  a recommendation  on whether any and what type of royalty relief  or other  relief,  if any,  shall be  granted  Developer.  The parties agree to exhaust the foregoing remedies and seek the mediation provided by the NFMB prior to  submitting  the matter to any  judicial tribunal.

     3.3  Strict  compliance  with  the  development   schedule  established  in
accordance with  Subsection 3.2 hereof is of the essence of this  Agreement.  If
Developer  shall fail to  fulfill  its  specified  development  obligation  with respect to any Subsequent Development Period, this Agreement shall automatically terminate sixty (60) days after the end of the Subsequent  Development Period in question,  unless  by the  end of such  sixty  (60)  day  period  Developer  has fulfilled the development  obligation  relating to such  Subsequent  Development
Period.

     3.4 If,  during the term of this  Agreement,  (a)  Developer  transfers  or disposes of any Restaurant developed hereunder in accordance with the provisions hereof,  or for any other  reason

                                      E-9                                   2004

ceases to  operate  any  Restaurant  developed  hereunder,  and (b)  after  such transfer or other cessation of operation the premises no longer are utilized for the operation of a Restaurant, Developer's development obligation in the Initial or Subsequent  Development  Period in which such transfer or other  cessation of operations  occurred  shall  increase,  subject to the  general  limitations  on
Developer's development obligations set forth in Section 2 and Section 3, by the number of  Restaurants  which  Developer  so  transferred,  disposed of or which otherwise ceased to operate.

     3.5  Franchisor  represents  that it is the sole owner of the service  mark
Applebee's  Neighborhood  Grill & Bar.  If  Franchisor  determines  that a third person  has rights  under the law of any state  with  respect to such mark which precludes  Developer from fulfilling any portion of its development  obligations pursuant to this  Agreement,  Franchisor and Developer  shall  negotiate in good faith for a revision of those  development  obligations,  a redefinition  of the
Territory, or such other modifications of this Agreement as may be reasonable in the circumstances.

     3.6 Notwithstanding  the foregoing  Subsection 3.2 and in addition thereto,
Franchisor shall further divide those counties identified as Small Town Counties and Other Counties ("STC") and provide for the development of such counties.

          (a) Franchisor  shall request  Developer to commit to develop and open for operation pursuant to a pre-determined  development schedule the number
     of  Restaurants   utilizing  a  Small  Town   Restaurant   prototype  ("STC
     Restaurant") and in the specified counties set forth on the written request tendered to  Developer by  Franchisor  (the "STC  Notice").  The STC Notice
     provided Developer will further reflect the proposed  development  schedule for all such STC Restaurants. Within 30 days of Developer's receipt of such
     STC  Notice,  Developer  shall  indicate  in writing  whether it desires to develop  an STC  Restaurant  in all or a portion  of the  counties  listed.
     Thereafter,  the development  schedule  suggested in the STC Notice will be adjusted by the Franchisor, using the same pace of development as set forth in Subsection 3.2(c) and Subsection  3.2(d).  With respect to this process, the  Franchisor and Developer  will review the  development  feasibility of each county listed in the STC Notice,  giving appropriate  consideration to
     such  factors  as  liquor  license  availability,   proximity  to  existing
     Restaurants, the presence or absence of competitive concepts and other such matters as  Franchisor  deems  appropriate.  Any counties  removed from the purview of the STC Notice by such negotiations will be returned to the pool of unused  counties  for  possible  future  development.  At or before  the conclusion  of the 30-day  notice  period,  unless  otherwise  extended  in writing, Developer shall:

               (i)      Signify its agreement to develop in accordance  with the
               STC Notice in all of the listed  counties and in accordance  with the proposed  development  schedule included with the revised STC
               Notice and as a result,  Developer's  exclusive  right to develop
               Restaurants  in  the  Territory  as  previously  granted  remains unaffected;

               (ii)      Signify its agreement to develop an STC Restaurant in a
               portion of the STC Notice listed counties,  and in such an event,
               Developer  shall no longer  have the  exclusive  right to develop
               Restaurants  in the counties in which it chose

                                      E-10                                  2004

               not to  develop  the STC  Restaurant  and will be  subject to the terms set forth in subparagraph (c) below; or

               (iii)      Reject the  development of an STC Restaurant in all of
               the STC Notice listed counties,  and in such an event,  Developer shall no longer have the exclusive  right to develop  Restaurants in the  counties  listed  in the  final  STC  Notice  and will be subject to the terms of subparagraph (c) below; or

               (iv)      Seek  mediation of the  inclusion of one or more of the
               counties in the STC Notice with the National Franchise  Mediation
               Board in accordance with Subsection 3.6(b); or

               (v)      Fail to respond in writing to the STC  Notice,  in which
               event the Developer  will no longer have the  exclusive  right to develop  Restaurants  in the counties set forth in the STC Notice and will be subject to the terms of subparagraph (c) below.

          (b) In the event the  Developer  contests the STC Notice as referenced in subsection  3.6(a)(iv) above,  such disagreement  shall be submitted for mediation  to the  National  Franchise  Mediation  Board,  which  shall  be
     comprised  of  two  (2)  individuals  appointed  by  Franchisor,   two  (2)
     individuals  appointed  by the  Franchise  Business  Council  and  one  (1)
     individual chosen by the foregoing four (4) individuals, in accordance with the following:

               (i)       Developer  will deposit with  Franchisor at the time of
               the filing of its written demand for mediation an amount equal to
               $35,000  times the number of counties  about which  Developer  is contesting  development.  Notwithstanding  the  foregoing,  in no event shall less than $35,000 be so deposited.  If the deposit is not so timely made, then in such an event, the Developer shall be deemed to have waived its right to request mediation and further,
               deemed  to  have  elected   alternative   (v)  as  set  forth  in
               subparagraph 3.6(a).

               (ii)      The NFMB  will  determine  in its sole  discretion  the
               procedure,  time  limits  and  additional  filing  and  responses required with respect to the mediation. However, it is understood and agreed by all  parties  that the  mediation  is  intended  to provide a more expeditious  resolution of the matter submitted to the NFMB.

               (iii)      The mediation decision to be rendered by the NFMB will
               be binding upon all parties to the mediation.

               (iv)      The party for whom a  favorable  decision  is  rendered
               shall  receive  from  the  other  party   reimbursement  for  all
               out-of-pocket  costs and  expenses,  including  attorneys'  fees, incurred with respect to the mediation which are determined to be reasonable by the NFMB.

               (v)      At the conclusion of the mediation, the NFMB shall issue
               its decision

                                      E-11                                  2004

               either  supporting  Developer and indicating that the county(ies)
               to which the  Developer  objected  shall be removed  from the STC
               Notice  and  returned  to the  pool  of  unused  county(ies),  or
               conversely,   supporting   Franchisor  and  indicating  that  the
               county(ies)  about  which an  objection  was raised  should be so included in the STC Notice and therefore an STC Restaurant should be developed therein.

               (vi)      If the  decision of the NFMB  supports  the  Developer,
               then in such an event, the Developer shall maintain its exclusive right to the  county(ies)  in  question,  and shall  continue  to maintain its right to develop therein in the future. In addition, the amount deposited by Developer shall be refunded to Developer.

               (vii)      If the decision of the NFMB  supports the  Franchisor,
               then in  such an  event,  the  Developer  shall  be  required  to construct  the STC  Restaurant  in the  county(ies)  in question, pursuant to the development schedule originally listed in the STC
               Notice.   The  funds  previously   deposited  by  Developer  with
               Franchisor  shall be applied to the Franchise Fee due for each of said  units at the rate of $35,000  per each  unit.  In the event
               Developer  fails to develop some or all of the STC Restaurants in the  county(ies)  here in question,  any unused  deposit shall be forfeited and further,  the Developer's  exclusive  rights to the county(ies) in which no development  occurred shall be terminated
               and  not   subject  to  any  first   right  of  refusal   rights,
               notwithstanding anything herein to the contrary.

          (c) Except as otherwise provided in subparagraph 3.6(b) hereof, in the event that the Developer,  after receiving its STC Notice, falls within the purview of subsections  3.6(a)(ii),  (iii), or (v) above,  the counties for which the  Developer  rejected  the  right to  develop  an STC  Restaurant,
     Franchisor  may in its  discretion  seek another  franchisee to develop the rejected  counties or develop STC Restaurants in those counties on its own.
     Upon the  identification  of a bona fide  prospective  franchisee for those counties or upon the determination by Franchisor that it will develop those counties,  Franchisor shall provide Developer with a written first right of refusal  notice  ("FROR  Notice"),  which  FROR  Notice  will set forth the counties in question and the schedule of development.  Developer shall have
     30 days  within  which to  respond  to such FROR  Notice in  writing.  Such response shall be solely to accept or reject in whole its right of refusal.
     No partial acceptances will be honored by the Franchisor.  In the event the
     Developer  fails to respond or  responds  and  indicates  its desire not to develop the counties listed,  then  Developer's  exclusive right to develop such counties shall no longer be valid and  exclusivity  rights  previously granted in the  Development  Agreement as to those  counties shall be of no further effect, and in such an event the Franchisor may grant a third party prospective  franchisee  the  right to  develop  STC  Restaurants  in those
     counties  or  develop  STC  Restaurants  itself,   without  regard  to  the
     Developer.  Conversely,  if the  Developer  responds  to the FROR Notice in writing and  indicates  its desire to build the STC  Restaurants  listed in compliance  with the  schedule  set forth,  and at the same time  tenders a non-refundable deposit in the amount of $35,000 for each of the Restaurants to be developed in the counties  listed in the FROR Notice,  the  Developer shall  have the right to

                                      E-12                                  2004

     develop said STC  Restaurants  and shall further retain the exclusive right to develop Restaurants in the counties so listed.

          (d) As to the other counties  unallocated  under the foregoing process set forth in  subsection  (c) above,  Franchisor  may issue future  notices regarding development of the same STC Restaurants for use in some or all of
     the  counties.   Further,  Franchisor  may  create  other  new  small  town prototypes using the System developed for the Restaurants, which extend the brand name but which would more  likely be  adaptable  to the  demographics shown for some or all of the other counties which have not been  identified for  development  under the preceding  sentence or under  subparagraph  (b)
     above.  As each such release  (which may be in one or more  increments)  is developed by the Franchisor, the same procedures set forth in subparagraphs
     (a) and (b) above shall apply.

          (e) The  development  and  opening  of an STC  Restaurant  in a listed county will not apply to or substitute for the  development  required under
     Section 2.1 hereof.  However,  in the event  Developer fails to develop and open the Restaurants called for under Section 3.6(a) hereof pursuant to the schedule established by Franchisor,  such default in development shall only affect the Developer's right to open and operate in the counties so listed.
     If Developer  fails to open one or more of the STC Restaurants in the total aggregate  time  period set forth in the  schedule,  then in such an event,
     Developer  shall  lose its  rights to develop  any STC  Restaurants  in the counties  listed in the STC Notice or the FROR  Notice (as the case may be)
     wherein no Restaurant is in operation and further, the exclusivity provided by this  Development  Agreement shall be of no further force or effect with respect  to those  counties  listed  in said  Notice  (but  only as to said affected  counties) and Franchisor may grant development  rights to a third party or develop said counties  itself.  It is  understood  that the 60-day period provided for in Section 2.3 of the Development Agreement shall apply to all of the Restaurants to be developed under this paragraph.

4.   FRANCHISE FEE AND ROYALTY RATE

     4.1 Developer shall pay Franchisor a franchise fee of  $_____________  with respect to each Restaurant which is developed  pursuant to this Agreement during the Initial Development  Periods.  Thereafter,  Developer shall pay Franchisor a franchise  fee in an amount  which is equal to the amount of the  franchise  fee then in effect at the time of the issuance of the  franchise  agreement for each additional restaurant to be opened during any Subsequent Development Period. The amount  of the  franchise  fee  shall  be set  forth in the  franchise  offering circular  received by the Developer from  Franchisor  immediately  preceding the issuance of such franchise agreement.  Simultaneously with the execution of this
Agreement,  Developer shall pay to Franchisor, by certified check, the amount of
$__________ ("Franchise Fee Deposit"). Said Franchise Fee Deposit shall be equal to the  greater  of (a)  the  franchise  fee for  one of the  Restaurants  to be developed during the Initial  Development  Periods,  or (b) ten percent (10%) of the entire  franchise  fees  covering  the  _________  (___)  Restaurants  to be developed  during the first three¹ (3) Initial  Development  Periods pursuant to this  Agreement  (as reduced by a credit of

_______________________________
¹ In the  event  there  are more or less  than  three  (3)  Initial  Development
Periods,  these fees are payable for each of the Restaurants provided for in the applicable total number of Initial Development Periods.

                                      E-13                                  2004

$6,000 based on  Developer's  prior  payment,  if so paid,  of a  non-refundable
$6,000 application fee). The remaining balance of the franchise fees for each of the Restaurants to be developed during the three (3) Initial Development Periods shall be paid by certified check as follows: one-half (1/2) of the balance shall be paid upon signing a franchise agreement for that Restaurant and the remaining balance shall be paid  fourteen (14) days prior to the scheduled  opening of the
Restaurant.  The Franchise Fee Deposit shall be proportionately allocated to the franchise  fee due with  respect to each  Restaurant  to which it  applies.  The franchise  fee  with  respect  to  each  Restaurant  to be  developed  during  a
Subsequent  Development  Period or with  respect to any  additional  Restaurants developed  during the Initial  Development  Periods  shall be paid by  certified check in the same manner.

     4.2 Except as provided in this Subsection 4.2 and in Subsection 19.1 of the form of franchise  agreement  which is attached  hereto as Appendix B, Developer shall have no right to recover from Franchisor,  directly or indirectly,  any of the  franchise  fees which are prepaid  pursuant to  Subsection  4.1 hereof.  If
Developer's  failure to develop the total  number of  Restaurants  specified  in
Subsection  2.1 of this  Agreement is the result of the assertion of rights by a third party as described in Subsection 3.5 hereof,  those prepaid franchise fees which relate to the  Restaurants  which cannot be so developed shall be refunded to Developer in cash.

     4.3 As partial  consideration for the rights granted to Developer  pursuant to the franchise  agreements  covering the Restaurants which Developer  develops hereunder,  Developer (as franchisee under each such franchise  agreement) shall pay Franchisor a monthly royalty fee as determined by Franchisor.  Until January
1, 2020,  the monthly  royalty fee shall not exceed  four  percent  (4%) of each calendar  month's  gross sales (as that term is defined in the form of franchise agreement  which is attached  hereto as  Appendix  B).  Thereafter,  the monthly royalty fee shall be as determined by Franchisor.

     4.4  Pursuant  to  its  obligations  hereunder  and  under  the  applicable franchise  agreements,  Franchisor will make various  expenditures in connection with the  development of prospective  Restaurant  sites by Developer,  including
expenditures  for  travel,   lodging,  meals,  obtaining  of  information  about
prospective sites, demographic  information,  traffic counts, and inquiries into local laws and  ordinances.  Developer  shall  promptly  notify  Franchisor of a decision to cease  development  of a prospective  Restaurant  site. In the event that  Developer  fails to open a  restaurant  at any such  site,  in lieu of the payment of the  franchise fee therefor,  Franchisor in its sole  discretion  may require  Developer to reimburse  Franchisor for Franchisor's  expenditures  with respect to that site. In such event,  Franchisor shall provide Developer with an itemized  list of  Franchisor's  expenditures  with  respect to that site within thirty (30) business days after  Franchisor  receives  notice that  Developer no longer  intends  to  develop a  Restaurant  at that site,  and  Developer  shall reimburse Franchisor for such costs within thirty (30) days after receiving such list.

5.   SITE APPROVALS: PLANS AND SPECIFICATIONS

     5.1 Developer assumes all cost,  liability,  expense and responsibility for locating,  obtaining,  financing and developing sites for  Restaurants,  and for constructing and equipping Restaurants at such sites. To assist Developer in the
site  selection   process,   Franchisor  will  provide  Developer  with  certain
demographic  information  regarding the site, will conduct an

                                      E-14                                  2004

on-site  inspection and will review any lease or contract under  negotiation for the prospective site, such services to be provided to Developer at no additional cost. The development of a Restaurant at any site must be approved by Franchisor in accordance with its then-existing site approval procedure. In connection with a request for  approval of a proposed  site for a  Restaurant,  Developer  shall provide a related contract of sale or lease agreement and such other information and material as the Franchisor may reasonably require.  Franchisor's approval of a prospective  Restaurant  site shall not be unreasonably  withheld.  Franchisor shall  notify  Developer  whether it  approves a proposed  site and the  related contract  of sale  or  lease  agreement  within  thirty  (30)  business  days of receiving  Developer's request for approval.  Failure of Franchisor to so notify
Developer  within such thirty (30)  business day period shall be deemed to be an approval  of such  site and the  related  contract  of sale or lease  agreement.
Developer  acknowledges that  Franchisor's  approval of a prospective site for a
Restaurant  does not  constitute  a  representation,  promise  or  guarantee  by
Franchisor  that a  Restaurant  operated  at that  site  will be  profitable  or otherwise  successful.  Developer  shall not make any  binding  commitment  to a prospective  vendor  or  lessor  of real  estate  with  respect  to a site for a
Restaurant   unless  Franchisor  has  approved  that  site  in  accordance  with
Franchisor's   then-existing  site  approval  procedure.  After  Franchisor  has approved a site for a Restaurant, Developer shall provide Franchisor with a copy of the executed  contract of sale or lease, as applicable,  relating to the site within a reasonable period of time.

     5.2  For  each  Restaurant  which  Developer   develops  pursuant  to  this
Agreement,   Franchisor   will  make   available   to   Developer   Franchisor's
specifications for a typical Restaurant. Developer will obtain architectural and engineering services independently and at its own expense. Franchisor shall have the  right to review  all such  architectural  and/or  engineering  plans  which
Developer  obtains  and to  prohibit  the  implementation  of any plan,  or part thereof, which Franchisor, in its sole and absolute discretion,  believes is not consistent  with the best interests of the System.  In the event that Franchisor desires  to  prohibit  the  implementation  of any such plan,  or part  thereof,
Franchisor  shall so  notify  Developer  within  thirty  (30)  business  days of receiving such  architectural  and/or  engineering plans for review.  Failure of
Franchisor  to so notify  Developer  within such thirty (30) business day period shall be deemed to be an approval of such plans.  In the event  Franchisor  does object to any such plan,  Franchisor  shall provide  Developer with a reasonable detailed list of changes  necessary to make such plans acceptable to Franchisor.
Franchisor  shall,  upon  resubmission  of such  plans,  with  such  changes  as
Developer has prepared,  notify  Developer  within fifteen (15) business days of receiving such plans whether they are acceptable. Failure to so notify Developer within such fifteen  (15)  business day period shall be deemed to be an approval of such amended plans.

     5.3 If Developer  acquires a leasehold  interest in a site,  that leasehold interest  shall be for a term  which is at least as long as the term of the form of  franchise  agreement  which is attached  hereto as Appendix B, and the lease shall provide that if the applicable  franchise agreement is terminated prior to the expiration of that term for whatever reason,  Developer may assign the lease to Franchisor  without the lessor having any right to impose  conditions on such assignment or to obtain any payment in connection therewith.

                                      E-15                                  2004

6.   FEES AND FRANCHISE AGREEMENTS

     Not later  than  ninety  (90) days  prior to the  scheduled  opening of any
Restaurant which has been developed pursuant to this Agreement,  Developer shall deliver to Franchisor an executed franchise agreement  substantially in the form which is attached  hereto as Appendix B, provided,  however,  that the franchise agreement which Developer  executes shall require the payment of a franchise fee in the  amount  described  in  Subsection  4.1,  royalty  fees as  described  in
Subsection  4.3,  and  advertising  payments  at the rates then  established  by
Franchisor with respect to new  Restaurants,  except that in no event shall such rates  exceed five  percent  (5%) of a  Restaurant's  gross sales (as defined in
Subsection 9.3 of the form of a franchise  agreement which is attached hereto as
Appendix B).

7.   DEVELOPER ORGANIZATION, AUTHORITY, FINANCIAL
     CONDITION AND SHAREHOLDERS

     7.1 Developer and each  Principal  Shareholder  represent and warrant that:
(a) Developer is a corporation duly  incorporated,  validly existing and in good standing under the laws of the state of its incorporation; (b) Developer is duly qualified  and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which its business  activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transactions  contemplated  hereby are within
Developer's  corporate  power;  (d) the execution and delivery of this Agreement have been duly  authorized by the Developer;  (e) the articles of  incorporation and by-laws of Developer delivered to Franchisor are true, complete and correct, and there have been no changes therein since the date thereof; (f) the certified copies of the minutes  electing the officers of Developer  and  authorizing  the execution  and delivery of this  Agreement are true,  correct and complete,  and there have been no changes therein since the date(s)  thereof;  (g) the specimen stock  certificate  delivered to Franchisor  is a true  specimen of  Developer's stock  certificate;  (h) the  financial  statement  of Developer  and  financial statements of its Principal  Shareholders,  heretofore  delivered to Franchisor, are true,  complete and correct,  and fairly present the financial  positions of
Developer and each Principal Shareholder,  respectively, as of the date thereof;
(i) such financial  statements  have been prepared in accordance  with generally accepted  accounting  principles;  and (j) there have been no materially adverse changes in the  condition,  assets or  liabilities  of  Developer  or  Principal
Shareholders since the date or dates thereof.

     7.2 Developer and each Principal  Shareholder covenant that during the term of this  Agreement:  (a)  Developer  shall do or  cause  to be done  all  things necessary to preserve and keep in full force its  corporate  existence and shall be in good standing as a foreign  corporation in each  jurisdiction in which its business  activities or the nature of the  properties  owned by it requires such qualification; (b) Developer shall have the corporate authority to carry out the terms of this Agreement; and (c) Developer shall print, in a conspicuous fashion on all  certificates  representing  shares of its stock  when  issued,  a legend referring to this Agreement and the restrictions on and obligations of Developer and Principal Shareholders hereunder,  including the restrictions on transfer of
Developer's shares.

     7.3  Prior  to  development  of  the  first  Restaurant  pursuant  to  this
Agreement,  Developer  shall maintain an average monthly balance of five hundred thousand  dollars  ($500,000) in liquid

                                      E-16                                  2004

assets.  For purposes of this Agreement,  "liquid assets" shall consist of cash, cash available to Developer  pursuant to an irrevocable line of credit issued by a commercial  bank in favor of Developer,  marketable  securities,  or any other similar asset which  Franchisor's  Chief Financial Officer designates in writing as a liquid asset.  After  development of the first Restaurant  pursuant to this
Agreement,  and at any time  thereafter in which  Developer is operating one (1)
Restaurant in the Territory, Developer shall maintain an average monthly balance of three hundred twenty-five thousand dollars ($325,000) in liquid assets. After development of the second Restaurant pursuant to this Agreement, and thereafter, so long as Developer is operating at least two (2) Restaurants in the Territory,
Developer  shall  maintain  an  average  monthly  balance of one  hundred  fifty thousand  dollars  ($150,000) in liquid  assets.  At all times  Developer  shall
maintain  the  necessary   financial   resources  to  satisfy  its   development
obligations hereunder.

     7.4 In addition to its  obligations  pursuant  to  Subsections  7.1 and 7.3 hereof,  Developer and Principal Shareholders shall provide Franchisor with such financial  information as Franchisor  may reasonably  request from time to time, including,  on an  annual  basis,  copies  of the  then-most  current  financial statements of Developer and each Principal  Shareholder,  dated as of the end of the last preceding fiscal year of the Developer or Principal  Shareholder,  said statements  to be delivered to  Franchisor  no later than April 15 of each year, which  financial  statements  shall  conform  to  the  standards  set  forth  in
Subsection 7.1 hereof.

     7.5  Developer  and  each  Principal  Shareholder  represent,  warrant  and covenant that all  Interests (as defined in Subsection  8.4 hereto) in Developer are owned as set forth on Appendix C hereto,  that no Interest  has been pledged or  hypothecated  (except in accordance with Section 8 of this  Agreement),  and that no change will be made in the ownership of any such Interest  other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor.
Developer  and  Principal  Shareholders  agree to furnish  Franchisor  with such evidence  as  Franchisor  may  request,  from time to time,  for the  purpose of assuring  Franchisor that the Interests of Developer and Principal  Shareholders remain as represented herein.

     7.6 Each Principal  Shareholder,  jointly and severally,  hereby personally and  unconditionally  guarantees  each of Developer's  financial  obligations to
Franchisor  (including,  but not  limited  to, all  obligations  relating to the payment of fees by Developer to Franchisor).  Each Principal  Shareholder agrees that  Franchisor may resort to such Principal  Shareholder  (or any of them) for payment of any such financial  obligation,  whether or not Franchisor shall have proceeded  against  Developer,  any  other  Principal  Shareholder  or any other obligor  primarily or secondarily  obligated to Franchisor  with respect to such
financial  obligation.   Each  Principal  Shareholder  hereby  expressly  waives
presentment,  demand,  notice  of  dishonor,  protest,  and  all  other  notices whatsoever  with  respect  to  Franchisor's  enforcement  of this  guaranty.  In
addition,   each  Principal  Shareholder  agrees  that  if  the  performance  or observance by Developer of any term or provision hereof is waived or the time of performance  thereof  extended by  Franchisor,  or payment of any such financial obligation is accelerated in accordance  with any agreement  between  Franchisor and any party liable in respect  thereto or extended or renewed,  in whole or in part, all as Franchisor  may  determine,  whether or not notice to or consent by any Principal Shareholder or any other party liable in respect to such financial obligations  is given or obtained,  such  actions  shall not affect or alter the guaranty of each Principal Shareholder described in this Subsection.

                                      E-17                                  2004

     7.7  Developer  and each  Principal  Shareholder  represent  and warrant to
Franchisor that:

          (a)  Neither  Developer  nor any  Principal  Shareholder  or any other person  with a direct  or  indirect  ownership  interest  in  Developer  is identified,  either by name or an alias, pseudonym or nickname, on the list of "Specially  Designated  Nationals and Blocked Persons" maintained by the
     U.S.  Treasury   Department's  Office  of  Foreign  Assets  Control  (texts available at  www.treas.gov/offices/enforcement/ofac/).  Further, Developer and its  Principal  Shareholders  represent  and warrant  that  neither has violated  and agree that  neither  will  violate  any law (in effect now or which may become  effective  in the future)  prohibiting  corrupt  business practices,  money  laundering  or the aid or support of persons or entities who  conspire  to commit acts of terror  against any person or  government, including  acts  prohibited  by the U.S.  Patriot  Act (text  available  at
     http://www.epic.org/privacy/terrorism/hr3162.html),  U.S.  Executive  Order
     13244                  (text                  available                  at
     http://treas.gov/offices/enforcement/ofac/sanctions/terrorism.html),     or
     similar law;

          (b) Developer has not made,  nor has any Principal  Shareholder  made, any  expenditures  other than for lawful purposes or directly or indirectly offered,  gave,  promised to give or authorized  the payment or the gift of any money, or anything of value, to any person or entity,  while knowing or having reason to know that all or a portion of such money or thing of value would be given or  promised,  directly  or  indirectly,  to any  government official, official of an international organization, officer or employee of a foreign government or anyone acting in an official capacity for a foreign government,  for the purpose of (1)  influencing  any  action,  inaction or decision of such  official in a manner  contrary to his or her  position or creating an improper advantage;  or (2) inducing such official to influence any government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality.

          (c)  Developer nor any  Principal  Shareholder  or any other person or entity who has any direct or indirect  ownership interest is or will become directly or indirectly  owned or controlled by governmental  authorities of any country that is subject to a United States embargo; and

     Developer  understands and its Principal  Shareholders  understand and have been advised by legal counsel on the  requirements  of the United States Foreign
Corrupt         Practices        Act        (currently         located        at
www.usdoj.gov/criminal/fraud/fcpa.html, any local foreign corrupt practices laws
and       the        Patriot       Act        (currently        located       at
www.epic.org/privacy/terrorism/hr3162.html,   acknowledge   the   importance  to
Franchisor and the Restaurants and the parties' relationship of their respective compliance  with  the  requirements  of these  laws,  including  any  applicable auditing  requirements  and any  requirement  to  report  or  provide  access to information to Franchisor or any government, that is made part of any applicable law,  and agree to take all steps  required  by their  consultants,  agents  and employees  to comply  with such laws prior to  engaging  or  employing  any such individuals or entities.

                                      E-18                                  2004

8.   TRANSFER

     8.1 There  shall be no  Transfer  of any  Interest  of  Developer,  or of a
Principal Shareholder in Developer,  in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 8.  "Transfer" and "Interest" are defined in
Subsections 8.2, 8.3 and 8.4.

     8.2  Except as  provided  in  Subsection  8.3,  "Transfer"  shall  mean any assignment,  sale,  pledge,  hypothecation,  gift or any other such event  which would change ownership of or create a new Interest,  including,  but not limited to:

          (a) any  change in the  ownership  of or rights in or to any shares of stock or other equity interest in Developer which would result from the act of any shareholder of Developer ("Shareholder"),  such as a sale, exchange, pledge or hypothecation  of shares,  or any interest in or rights to any of
     Developer's  profits,  revenues or assets,  or any such change  which would result by operation of law; and

          (b) any change in the percentage  interest owned by any Shareholder in the shares of stock of Developer, or interests in its profits,  revenues or assets which would result from any act of Developer such as a sale,  pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure  bona  fide  loans  made  or  credit  extended  in  connection  with acquisition of the assets  pledged,  provided that  immediately  before and after such  transaction  Developer  satisfies the  applicable  liquid asset requirement  described in Subsection  7.3 of this  Agreement);  any sale or issuance of any shares of Developer's  stock;  the retirement or redemption of any shares of Developer's  stock;  or any sale or grant to any person of any right to participate in or otherwise to share or become entitled to any part of Developer's profits, revenues, assets or equity.

     8.3 "Transfer" shall not include (a) a change in the ownership of or rights to any  shares  or other  equity  interest  in  Developer  pursuant  to a public offering of Developer's  securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any  securities or other equity interest in Developer  pursuant to a private offering of Developer's  securities exempted from  registration  under such Act,  provided that  Developer  provides
Franchisor  with a copy of its prospectus  and/or  offering  memorandum ten (10)
days  prior to its  filing  with  the  Securities  and  Exchange  Commission  or circulation  to third parties so that  Franchisor may comment and, if necessary, correct any information  concerning  Franchisor  and/or the System,  and further provided  that after giving effect to any such public or private  offering,  the
Principal  Shareholders,  or any of them, "control"  Developer.  For purposes of this Section 8, "control"  means either (1) owning legal and equitable  title to fifty-one  percent  (51%)  or  more  of the  outstanding  voting  securities  of
Developer,  which are not  subject to a proxy  granted to or  contract  with any other person or party  granting that party the right to vote part or all of such securities,  or (2) having and  continually  exercising  the  contractual  power presently to designate a majority of the directors of Developer.

     8.4  "Interest"  shall  mean:  when  referring  to  interests  or rights in
Developer,  any shares of Developer's  stock,  and any other  equitable or legal right in or to any of  Developer's  stock,

                                      E-19                                  2004

revenues,  profits or assets;  when  referring to rights or assets of Developer,
Developer's rights under and interest in this Agreement,  any Restaurant and its revenues, profits and assets.

     8.5 (a) The Interest of a Principal  Shareholder may be transferred to such
Principal  Shareholder's  spouse or children or to a person  designated  in such
Principal Shareholder's will or trust (individually and collectively referred to
as  "Successor"),   upon  such  Principal   Shareholder's   death  or  permanent
incapacity,  without Franchisor's  approval,  provided that such Successor shall agree to be bound by the restrictions contained in this Section 8, and the other agreements  and  covenants  of the  Principal  Shareholders  contained  in  this
Agreement.

          (b) The Interest of a Principal  Shareholder may not be transferred to another Principal Shareholder without Franchisor's approval, which approval will not be unreasonably withheld.

          (c) The Interest of a Successor may only be  transferred in accordance with  Subsection  8.5(b) or 8.8,  regardless  of whether  such  Transfer  is for consideration or by gift or will or other device.

     8.6 Until such date as Developer  has  developed  and opened for  operation forty percent  (40%) of the number of  Restaurants  required by  Subsection  2.1 hereof and the number of  Restaurants  required by Subsection 3.1 hereof as said total aggregate number is set forth on Appendix A, Developer shall have no right to Transfer this  Agreement or any rights or obligations  under this  Agreement, and any franchise agreements to be issued pursuant hereto shall be issued solely to the  Developer,  which  as of the date of  issuance  of each  such  franchise
agreement   shall  be  owned  by  the  Principal   Shareholders  to  the  extent
hereinbefore  provided.  Any transfer or attempted  transfer in contravention of this provision shall be void and of no effect.  If, after the date Developer has developed and opened for continuous operation the number of Restaurants required by this Subsection 8.6, any of the Principal  Shareholders desires to dispose of all or  substantially  all of the Interests of the Principal  Shareholder(s)  in
Developer,  or any of the  Principal  Shareholders  (or  Developer)  desires  to dispose of all or substantially all of Developer's Interest in this Agreement or in the assets which  Developer  has  acquired  pursuant to this  Agreement,  the
Principal  Shareholder(s)  or  Developer,  as the  case  may  be,  shall  notify
Franchisor of that desire,  in writing,  thirty (30) days before announcing that fact publicly or engaging the services of a broker or sales agent.

     8.7 (a) If at any time any of the Principal  Shareholders or Developer,  as the case may be,  obtains from a third party or third  parties a bona fide offer
(the  "Offer") in writing for the  purchase of all or  substantially  all of the
Interests of the Principal Shareholders in Developer or in the Restaurant assets which  Developer  has  acquired  as a result of this  Agreement,  the  Principal
Shareholders or Developer shall give notice (the "Selling Notice") to Franchisor stating that the Principal  Shareholders or Developer,  as the case may be, have received the Offer,  identifying the prospective  purchaser by name and address, specifying the proposed purchase price and attaching a true and complete copy of the Offer, including all relevant materials required for approval by Franchisor.
Notwithstanding  the foregoing,  however,  Developer and Principal  Shareholders understand and agree that, as provided in Subsection 8.6 hereof, until such time as Developer has  developed  and opened for operation the number of  Restaurants required by said Subsection 8.6. hereof,  any portion of any Offer regarding the right to develop Restaurants or Developer's  Interest

                                      E-20                                  2004

in this Agreement shall be invalid and of no force or effect, it being expressly understood and agreed that such rights may not be transferred, and any franchise agreements to be granted  hereunder  shall be issued solely to Developer,  which shall be owned by the Principal  Shareholders as hereinbefore set forth. At such time as  Developer  has  developed  and  opened  for  operation  the  number  of
Restaurants  required by Subsection  8.6, any portion of such an Offer regarding
Developer's Interest in this Agreement shall be effective in accordance with its terms.

          (b)  Franchisor  shall  have an option  to  purchase  (the  "Option"), exercisable within a period of forty-five (45) days after receipt of the Selling
Notice (the "Option Period"),  such Interests at the price and on the conditions set forth in the Offer, except that Franchisor shall not be obligated to pay any finder's or broker's fee, and if the Offer provides for payment of consideration other  than  cash,  or  if  the  Offer  involves  certain  intangible  benefits,
Franchisor may elect to purchase such Interests by offering a reasonable  dollar value substitute including,  at Franchisor's option, cash or the common stock or
other  securities  of  the  Franchisor  or  any  combination   thereof  for  the
non-cash/intangible benefits part of the Offer.

          (c) The Option shall be  exercisable  by Franchisor  delivering to the
Principal  Shareholders  or  Developer,  as the case may be,  within  the Option
Period,  a notice  (i)  stating  that the  Option is being  exercised,  and (ii)
specifying  the time,  date and place at which such  purchase and sale will take place, which date shall be within forty-five (45) days after Franchisor delivers such notice.  Developer  shall provide  Franchisor  access to and copies of such information and  documentation  Franchisor shall request regarding the purchase.
The  forty-five  (45)  day  limitation  described  at the  end of the  preceding sentence  shall not apply if at the end of said  forty-five  (45) day period the only issue which  prevents  completion  of the  purchase and sale is the need to effect  transfers  of the  applicable  liquor  licenses.  In the event of such a delay,  the purchase  and sale shall take place  within seven (7) business  days after those liquor licenses have been transferred.

          (d) If the Option is not  exercised,  the  Principal  Shareholders  or
Developer,  as the case may be, may sell the Interests in or of Developer to the third  party  which made the  Offer,  on  conditions  no more  favorable  to the third-party offerer than those set forth in the Offer,  provided that Franchisor approves the proposed  transferee in  accordance  with the criteria set forth in
Appendix D and provided  further  that such sale takes place within  ninety (90)
days after the expiration of the Option  Period.  The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the issue which prevents  completion of the purchase and sale is either the need to effect transfers of the applicable liquor licenses or consent or approval of the transaction by a state or federal  regulatory  agency. In the event of such a delay,  the  purchase and sale shall take place within seven (7)
business days after those issues have been resolved or waived by Franchisor.  In the event of such a  transfer,  Franchisor  may, in its  discretion,  require an amendment to Subsection  2.1 of this  Agreement in order to increase or decrease the  number  of  restaurants  required  thereby  and the  dates  of the  Initial
Development Periods referred to therein.

          (e) If the Option is not  exercised,  the  Principal  Shareholders  or
Developer, as the case may be, shall immediately notify Franchisor in writing of any change in the terms of an Offer.  Any change in the terms of an Offer  shall cause it to be deemed a new  Offer,  conferring  upon  Franchisor  a new  Option pursuant to this  Subsection  8.7;  the Option  Period  with  respect to

                                      E-21                                  2004

the new  Option  shall be  deemed  to  commence  on the day on which  Franchisor receives written notice of a change in the terms of the original Offer. Provided however,  in such an instance,  Franchisor shall provide Franchisee its response within  fifteen  (15) days after  Franchisor's  receipt  of all of the  modified terms,  unless such  changes are deemed  material by  Franchisor  and in such an event, Franchisor shall have a forty-five (45) day period within which to review said changes.

     8.8 (a) Developer  understands and acknowledges  that the rights and duties set forth in this  Agreement are personal to Developer and that  Franchisor  has entered  into this  Agreement in reliance on the  business  skill and  financial capacity of Developer, and the business skill, financial capability and personal character of each Principal Shareholder. Any transfer of Principal Shareholders'
Interest  in  Developer  or  in  Developer's   Interest  in  this  Agreement  in
contravention  of this Section 8 shall cause the  immediate  termination  of all development rights granted herein with respect to Restaurants not otherwise open for  operation.  Except as otherwise  set forth in this Section 8, the Principal
Shareholders shall at all times retain control of Developer. Except as otherwise provided in this Section 8, no Transfer of any part of  Developer's  Interest in this  Agreement,  and no Transfer of any Interest of any  Principal  Shareholder
shall be completed  except in accordance  with this Subsection 8.8. In the event of  such a  proposed  Transfer  of any  part  of  Developer's  Interest  in this
Agreement, or of any Interest of any Principal Shareholder, the party or parties desiring to effect such Transfer shall give Franchisor  notice in writing of the proposed  Transfer,  which  notice  shall set forth the name and  address of the proposed transferee, its financial condition,  including a copy of its financial statement dated not more than ninety (90) days prior to the date of said notice, and all the terms and conditions of the proposed  Transfer.  Upon receiving such notice, Franchisor may (i) approve the Transfer, or (ii) withhold its consent to the Transfer.  Franchisor  shall,  within forty-five (45) days of receiving such notice and all the  information  required  therein,  advise the party or parties desiring to effect the Transfer  whether it (1) approves  the  Transfer,  or (2)
withholds its consent to the Transfer,  giving the reasons for such disapproval.
Failure of Franchisor to so advise said party or parties within that  forty-five
(45) day  period  shall be  deemed  to be  approval  of the  proposed  Transfer.
Appendix D sets  forth the  criteria  for  obtaining  Franchisor's  consent to a proposed Transfer.

          (b) In the  event  that  Franchisor  approves  the  Transfer,  and the
Transfer is not completed within ninety (90) days of the later of (i) expiration of the  forty-five  (45) day  notice  period,  or (ii)  delivery  of  notice  of
Franchisor's  approval of the proposed  Transfer,  Franchisor's  approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the only issue which prevents  completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay,  the Transfer  shall take place  within  seven (7) business  days after those liquor licenses have been transferred. Any subsequent proposal to complete the  proposed  Transfer  shall be subject to  Franchisor's  right of approval as provided herein.  The party which desires to effect the proposed  Transfer shall immediately  notify  Franchisor  in  writing  of any  change  in the  terms of a
Transfer.  Any change in terms of a Transfer  prior to closing shall cause it to be deemed a new Transfer,  revoking any approval  previously given by Franchisor and conferring upon Franchisor a new right to approve such Transfer, which shall be deemed to commence on the day on which Franchisor  receives written notice of such change in terms.

                                      E-22                                  2004

     8.9 In connection with any request for Franchisor's  approval of a proposed
Transfer  to this  Section 8, the  parties to the  proposed  Transfer  shall pay
Franchisor  a  nonaccountable  fee to defray the  actual  cost of review and the administrative  and professional  expenses related to the proposed  Transfer and the preparation  and execution of documents and  agreements,  up to a maximum of two thousand five hundred dollars ($2,500).

9.   TERMINATION

     9.1 This Agreement shall expire on _______________,  20____,  unless sooner terminated pursuant to the terms hereof.

     9.2 Franchisor shall have the right to terminate this Agreement immediately upon written notice to Developer  stating the reason for such  termination,  and
Developer shall no longer have any of the rights created by this  Agreement,  in the event of:

          (a)  development by Developer of a Restaurant  without first obtaining
     approval  from   Franchisor  of  the  Restaurant  site  or  of  Developer's architectural and/or engineering plans in accordance with Section 5 hereof;

          (b) any breach or default of any of the  provisions  of Sections 8 and
     11 of this Agreement and Subsection 14.1 of any franchise agreement entered into pursuant to this Agreement;

          (c)  the  filing  by  Developer  of  a  petition  in  bankruptcy,   an
     arrangement for the benefit of creditors, or a petition for reorganization;
     the filing against  Developer of a petition in  bankruptcy,  an arrangement for the benefit of creditors, or petition for reorganization, not dismissed within ninety (90) days of the filing thereof;  the making of an assignment by Developer for the benefit of creditors; or the appointment of a receiver or trustee for  Developer,  which  receiver or trustee  shall not have been dismissed within ninety (90) days of such appointment;

          (d) the  discovery  by  Franchisor  that  Developer  made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

          (e) failure by Developer to locate and employ a Director of Operations who is approved by  Franchisor in accordance  with  Subsection  12.2 within ninety  (90)  days of the date of this  Agreement  or,  with  respect  to a replacement  Director of Operations,  failure by Developer to locate such a replacement  who is approved by Franchisor in  accordance  with  Subsection
     12.2  within one  hundred  eighty  (180) days of the date on which the last
     Director of Operations who was approved by Franchisor ceased to be employed by Developer in that capacity;

          (f) any part of this  Agreement  relating  to the  payment  of fees to
     Franchisor, or the preservation of any of Franchisor's trade names, service marks,  trademarks,  trade secrets or

                                      E-23                                  2004

     secret  formulae  licensed or disclosed  hereunder  or under any  franchise agreement between  Franchisor and Developer,  for any reason being declared invalid or unenforceable;

          (g)  Developer  or any  Principal  Shareholder  being  convicted of or pleading  nolo  contendere  to  a  felony  or  any  crime  involving  moral turpitude; or

          (h) the franchisee under any franchise  agreement executed pursuant to this Agreement committing a default subject to immediate  termination under the franchise agreement.

     9.3 Except as provided  above in Subsection  9.2, if Developer  defaults in the performance or observance of any of its other obligations hereunder or under any franchise  agreement between Developer and Franchisor,  and any such default continues  for a period of thirty (30) days after  written  notice to  Developer specifying  such  default,  Franchisor  shall have the right to  terminate  this
Agreement  upon  written  notice to  Developer.  If  Developer  defaults  in the performance or observance of the same  obligation two (2) or more times within a twelve (12) month  period,  Franchisor  shall have the right to  terminate  this
Agreement immediately upon commission of the second act of default, upon written notice to Developer stating the reason for such  termination,  without allowance for any curative period.

     9.4 This Agreement shall  automatically  terminate under the conditions and at the times specified in Subsection 2.3 and 3.3.

10.  PREREQUISITES TO OBTAINING FRANCHISES FOR INDIVIDUAL RESTAURANT UNITS

     10.1 Developer  understands  and agrees that this Agreement does not confer upon Developer a right to obtain a franchise for any Restaurant, but is intended by the parties to set forth the terms and conditions  which, if fully satisfied, shall  entitle  Developer  to  obtain  such  a  franchise,  located  within  the
Territory. Developer further understands that until the date Developer opens for operation all those Restaurants required under Subsection 8.6 of this Agreement, such aforesaid  terms and conditions may only be satisfied by Developer (and not an  assignee or  transferee  thereof),  who shall  remain at all times owned and controlled by the Principal Shareholders as herein set forth.

     10.2 In the event that Developer shall have obtained  Franchisor's approval of a  particular  proposed  site for a  Restaurant,  and if  Franchisor,  in the exercise of its sole discretion,  has granted Developer  operational,  financial and legal  approval,  then  Franchisor  will grant  Developer a franchise  for a
Restaurant  at the  site in  question.  As used  herein,  Franchisor  will  give
Developer  "operational",  "financial" and "legal"  approval under the following circumstances:

     "Operational" approval will be granted if Franchisor has determined, in the exercise of its sole discretion, that Developer is conducting the operation of each of its  Restaurants,  and is capable of conducting the operation of the  proposed  Restaurant,  including  physical  aspects  thereof,  (a)  in accordance  with  the  terms  and  conditions  of  this  Agreement,  (b) in accordance with the provisions of the respective franchise agreements,  and
     (c) in

                                      E-24                                  2004

     accordance with the standards,  specifications and procedures set forth and described in the Franchise  Operations Manual and in any other materials or
     manuals   provided  or  made   available   to   Developer   by   Franchisor
     (collectively,  the  "Manuals"),  as such may be amended from time to time.
     Developer  understands that changes in said standards,  specifications  and procedures  may become  necessary  from time to time.  Developer  agrees to accept said  changes,  and Developer  further  agrees that it is within the sole discretion of Franchisor to make said changes.

     "Financial"  approval  will be granted if (a) Developer is not in breach of its obligations  under Subsection 7.3 hereof and has been and is faithfully performing  all terms and conditions  under each of its existing  franchise agreements  with  Franchisor,  (b)  Developer or its  affiliates  is not in default of any money  obligations owed to Franchisor,  and (c) Developer is not in default of any financial obligation to any of its suppliers,  unless any such  obligation  is being  disputed  in good  faith by the  Developer.
     Developer acknowledges and agrees that it is vital to Franchisor's interest that each of its  franchisees  be  financially  sound to avoid failure of a franchised  business (which would adversely  affect the reputation and good name of Franchisor and the System).  Developer acknowledges and agrees that it is vital to  Franchisor's  interest  and to the  interests of the System that Developer (in its capacity as franchisee) remain current in satisfying its financial obligations to it suppliers.

     "Legal"  approval  will be granted if  Franchisor  has  determined,  in the
     exercise  of  its  sole   discretion,   that  Developer  has  submitted  to
     Franchisor,  in a timely manner as requested, all information and documents requested  by  Franchisor  prior  to and as a  basis  for the  issuance  of individual  franchises  or pursuant to any right  granted to  Franchisor by this  Agreement  or  by  any  franchise  agreement  between  Developer  and
     Franchisor,  and has taken such additional actions in connection  therewith as may be requested from time to time.

     10.3 It is understood  and agreed that the foregoing  criteria apply to the operational,  financial  and  legal  aspects  of any  Restaurant  franchised  by
Franchisor  in which  Developer or any  Principal  Shareholder  has any legal or equitable  interest.  It is further  understood  and agreed that  Developer  and
Principal Shareholders have an ongoing responsibility to operate each Restaurant in which  Developer  or any  Principal  Shareholder  has any legal or  equitable interest in a manner which satisfies the foregoing requirements for operational, financial and legal approval.

11.  RESTRICTIONS

     11.1  Developer and its Principal  Shareholders  acknowledge  that over the term of  this  Agreement  they  are to  receive  proprietary  information  which
Franchisor has developed over time at great expense,  including, but not limited
to,  methods  of  site  selection,   marketing  methods,  product  analysis  and
selection,  and service  methods  and skills  relating  to the  development  and operation of Restaurants. They further acknowledge that this information,  which includes,  but is not necessarily  limited to, that contained in the Manuals, is not generally  known in the industry and is beyond their own present  skills and experience, and that to develop it themselves would be expensive, time-consuming and difficult. Developer and Principal Shareholders further acknowledge that the
Franchisor's  information provides a competitive  advantage and will be valuable to them in the development of their  business,  and that gaining access to it is therefore  a

                                      E-25                                  2004

primary reason why they are entering into this Agreement. Accordingly, Developer and its Principal Shareholders agree that Franchisor's information, as described above,  which  may or may  not be  "trade  secrets"  under  prevailing  judicial interpretations  or statutes,  is private and valuable,  and  constitutes  trade
secrets   belonging  to  Franchisor;   and  in   consideration  of  Franchisor's
confidential disclosure to them of these trade secrets,  Developer and Principal
Shareholders agree as follows:

          (a)  During  the term of this  Agreement,  neither  Developer  nor any
     Principal  Shareholder,  for so long as such Principal  Shareholder owns an
     Interest  in  Developer,   may,   without  the  prior  written  consent  of
     Franchisor,  directly or indirectly  engage in, or acquire any financial or beneficial interest (including any interest in corporations,  partnerships, trusts,  unincorporated  associations or joint ventures) in, advise,  help, guarantee  loans or make loans to, any  restaurant  business  whose menu or method of operation is similar to that employed by restaurant  units within the System  which is either (i) located in the  Territory,  (ii) located in the Area of Dominant  Influence  (as defined and  established  from time to time by Arbitron Ratings Company) of any Restaurant  developed  pursuant to this  Agreement,  (iii)  located  within  a five  (5)  mile  radius  of any restaurant  unit  within the  System,  or (iv)  determined  by  Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the
     System.

          (b) Neither Developer,  for two (2) years following the termination of this Agreement, nor any Principal Shareholder,  for two (2) years following the  termination  of  all  of  his or  her  Interest  in  Developer  or the
     termination  of this  Agreement,  whichever  occurs first,  may directly or indirectly  engage in, or acquire  any  financial  or  beneficial  interest
     (including   any   interest   in   corporations,    partnerships,   trusts,
     unincorporated  associations or joint ventures) in, advise, help, guarantee loans or make loans to,  any  restaurant  business  whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory,  (ii) in the Area of Dominant
     Influence (as defined and established from time to time by Arbitron Ratings
     Company) of any  Restaurant  developed  pursuant to this  Agreement,  (iii)
     within a five (5) mile radius of any restaurant unit within the System,  or
     (iv)  within any area for which an active,  currently  binding  development agreement has been granted by  Franchisor  to another  franchisee as of the date of termination.

     11.2  Neither   Developer  nor  any  Shareholder  shall  at  any  time  (a)
appropriate or use the trade secrets  incorporated in the System, or any portion thereof,  in any other restaurant  business which is not within the System,  (b)
disclose  or reveal  any  portion  of the  System to any  person  other  than to
Developer's employees as an incident of their training, (c) acquire any right to use any name,  mark or other  intellectual  property  right which may be granted pursuant to any agreement between Franchisor and Developer, except in connection with the operation of a Restaurant,  or (d) communicate,  divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how  concerning  the methods of  development  or  operation of a restaurant utilizing the System, which may be communicated by Franchisor in connection with the Restaurants to be developed hereunder.

     11.3 Developer and Principal Shareholders agree that the provisions of this
Section 11 are and have been a primary  inducement  to  Franchisor to enter into this  Agreement,  and that in the

                                      E-26                                  2004

event of breach thereof  Franchisor  would be  irreparably  injured and would be without an adequate  remedy at law.  Therefore,  in the event of a breach,  or a threatened or attempted  breach,  of any of such provisions  Franchisor shall be entitled,  in addition to any other  remedies  which it may have hereunder or in law or in  equity  (including  the  right to  terminate  this  Agreement),  to a preliminary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing  actual or threatened  damage, and without being required to furnish a bond or other security.

     11.4 The restrictions contained in Subsection 11.1 above shall not apply to ownership of less than two percent (2%) of the shares of a company  whose shares are listed and traded on a national securities exchange if such shares are owned for  investment  only,  and are not owned by an officer,  director,  employee or consultant of such publicly traded company.

     11.5 If any court or other tribunal  having  jurisdiction  to determine the validity  or  enforceability  of this  Section  11  determines  that it would be invalid or unenforceable as written,  then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.

12.  DEVELOPMENT PROCEDURES

     12.1 Franchisor will use its reasonable  efforts to furnish  Developer with advice in developing Restaurants and in selecting sites therefor.

     12.2  Developer  shall  designate  an  individual  employee  who  shall  be personally  responsible  for  Developer's  activities  during  the  term of this
Agreement, and who shall devote his or her full-time,  best efforts and constant personal  attention,  on a day-to-day  basis,  to Developer's  activities in the
Territory  (the  "Director of  Operations").  Developer  shall  require that the
Director of Operations  maintain his or her principal  personal residence in the
Territory.  Franchisor reserves the right to require that, as a condition of his or her employment  with Developer,  the Director of Operations,  as well as each supervisory employee referred to in Subsection 12.3, must successfully  complete
Franchisor's  interview  process and a  psychological  profile  test in a manner which satisfies a uniform standard established by Franchisor.  The test shall be administered by Franchisor,  or by a testing agency designated by Franchisor, at
Developer's   expense.   Developer's   designation  of  the  first  Director  of
Operations,  and any subsequent Director of Operations,  shall be subject to the written  approval  of  Franchisor,  which  approval  shall  not  be  arbitrarily withheld,  and  shall  also be  subject  to the time  limitations  described  in
Subsection  9.2(e) hereof.  Franchisor  shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves  such person.  Failure by Franchisor to so notify  Developer  within that period shall be deemed to constitute Franchisor's approval of such person.

     12.3 In the event that  Developer  desires to  designate  an  employee  (in addition to the Director of Operations) who will have supervisory authority over the  development  of  operation  of more  than  one (1)  Restaurant  within  the
Territory,  Developer's  designation  of such a  supervisory  employee  shall be subject to the  written  approval of  Franchisor,  which  approval  shall

                                      E-27                                  2004

not be arbitrarily withheld. Franchisor shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves  such person.  Failure by Franchisor to so notify  Developer  within that period shall be deemed to constitute  Franchisor's approval of such person.
Developer shall require that any such supervisory  employee  maintain his or her principal personal residence in the Territory.

     12.4  Developer  shall  require  the  Director of  Operations  to execute a confidentiality  agreement  and  covenant  not to compete  in the form  attached hereto as Appendix E. In addition,  at  Franchisor's  request,  Developer  shall obtain  from the  Director  of  Operations  an  agreement  verifying  his or her employment status. Developer shall require that each other employee of Developer who will have  supervisory  authority over the  development or operation of more than one (1) Restaurant execute a confidentiality agreement in the form attached hereto as Appendix F.  Developer  shall be  responsible  for  compliance  of its employees  with the  agreements  identified  in this  Subsection,  including the payment of any costs needed to enforce the obligations.

     12.5 (a) Developer  shall require its Director of Operations  and any other supervisory  employee  designated  pursuant to Subsection  12.3 to attend and to successfully  complete to  Franchisor's  reasonable  satisfaction  an operations training  course  provided by  Franchisor.  If the Director of Operations or any
such supervisory employee fails to successfully complete Franchisor's operations training  course,  Franchisor  may  require  designation  of a new  Director  of
Operations  or  replacement  supervisory  employee,  as the  case  may  be,  and
Developer   shall   designate  a  new  Director  of  Operations  or  replacement supervisory  employee  who  shall be  required  to  successfully  complete  such training course.

          (b) The Director of Operations and  supervisory  employees  designated pursuant to Subsection 12.3 shall, from time to time as reasonably  requested by
Franchisor,   attend  and  successfully  complete  to  Franchisor's   reasonable
satisfaction a Franchisor-provided refresher course in restaurant operations.

     12.6 With  respect to each  Restaurant  within the  Territory  developed by
Developer,   Developer's   employees  must  satisfy  the  training  requirements
described  in Section 6 of  Appendix B hereto.  After  Developer  opens it first
Restaurant pursuant to this Agreement, Franchisor may at its option, and subject
to  such  conditions  as  Franchisor  deems  necessary,   permit  Developer  (at
Developer's own expense) to conduct a portion of the required training at one of
Developer's existing Restaurants.  In that event,  Developer will be required to provide qualified personnel to administer training tests and to maintain records relating to the training and performance of employees.

13.  NO WAIVER OF DEFAULT

     13.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between  Franchisor  and any other  person,  shall not be deemed a waiver of any subsequent  or  continuing  breach or  default  of the

                                      E-28                                  2004

same or any other term, covenant or condition in this Agreement, or in any other agreement between Franchisor and any other person.

     13.2 All rights and  remedies of  Franchisor  shall be  cumulative  and not alternative,  in addition to and not  exclusive  of any other rights or remedies which are  provided  for herein or which may be available at law or in equity in case of any breach,  failure or default or threatened breach, failure or default of any term,  provision or condition of this Agreement.  Franchisor's rights and remedies  shall be continuing  and shall not be exhausted by any one (1) or more uses thereof,  and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time.  The  expiration or earlier  termination of this Agreement shall not discharge or release  Developer or any Principal  Shareholder from any liability or obligation then accrued,  or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of this Agreement.

14.  FORCE MAJEURE

     14.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God,  strike,  lock-out or other  industrial  disturbance,  war  (declared or undeclared),  riot, epidemic,  fire or other catastrophe,  act of any government and any other  similar  cause  not  within  the  control  of the party  affected thereby.

     14.2 If the performance of any obligation by any party under this Agreement is prevented or delayed by reason of Force Majeure,  which cannot be overcome by use of normal  commercial  measures,  the  parties  shall be  relieved  of their respective  obligations to the extent the parties are  respectively  necessarily prevented  or  delayed  in such  performance  during  the  period of such  Force
Majeure.  The party whose  performance  is affected by an event of Force Majeure shall give  prompt  notice of such  Force  Majeure  event to the other  party by facsimile,  telephone  or telegram  (in each case to be  confirmed  in writing), setting forth the nature  thereof and an estimate as to its duration,  and shall be liable for  failure to give such  timely  notice only to the extent of damage actually caused.

15.  CONSTRUCTION, SEVERABILITY, GOVERNING LAW AND
     JURISDICTION

     15.1 If any  part of this  Agreement  shall  for  any  reason  be  declared invalid,  unenforceable  or impaired in any way, the  validity of the  remaining portions  shall  remain in full force and effect as if this  Agreement  had been executed with such invalid  portion  eliminated,  and it is hereby  declared the intention of the parties that they would have executed the remaining  portion of this  Agreement  without  including  therein  any such  portions  which might be declared invalid;  provided however,  that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade  names,  service  marks,  trademarks,  trade  secrets  or secret  formulae licensed or disclosed  hereunder or pursuant to any franchise  agreement between
Franchisor and Developer is for any reason  declared  invalid or  unenforceable, then Franchisor shall have the option of terminating this Agreement upon written notice to Developer.  If any

                                      E-29                                  2004

clause or provision  herein would be deemed invalid or unenforceable as written, it shall be deemed to be modified or limited to such extent or in such manner as may be necessary to render the clause or provision  valid and enforceable to the greatest  extent  possible in light of the interest of the parties  expressed in that clause or provision, subject to the provisions of the preceding sentence.

     15.2 DEVELOPER AND PRINCIPAL  SHAREHOLDERS  ACKNOWLEDGE THAT FRANCHISOR MAY
ENTER INTO OTHER  DEVELOPMENT  AGREEMENTS  THROUGHOUT THE UNITED STATES ON TERMS
AND CONDITIONS  SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT,  AND THAT IT IS OF
MUTUAL BENEFIT TO DEVELOPER AND PRINCIPAL  SHAREHOLDERS  AND TO FRANCHISOR  THAT
THESE TERMS AND  CONDITIONS  BE UNIFORMLY  INTERPRETED.  THEREFORE,  THE PARTIES
AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF KANSAS  DOES NOT  CONFLICT
WITH LOCAL FRANCHISE STATUTES, RULES AND REGULATIONS,  KANSAS LAW SHALL APPLY TO
THE  CONSTRUCTION  OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS  WHICH ARISE
WITH REFERENCE HERETO; PROVIDED HOWEVER, THAT PROVISIONS OF KANSAS LAW REGARDING
CONFLICTS OF LAW SHALL NOT APPLY HERETO.

     15.3 THE PARTIES AGREE THAT ANY CLAIM,  CONTROVERSY OR DISPUTE  ARISING OUT
OF OR RELATING TO THIS  AGREEMENT  OR THE  PERFORMANCE  THEREOF  WHICH CANNOT BE
AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE
CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JOHNSON COUNTY,  KANSAS, AND
DEVELOPER  AND  THE  PRINCIPAL   SHAREHOLDERS   EACH   IRREVOCABLY   ACCEPT  THE
JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND THE FEDERAL COURTS SERVING
JOHNSON COUNTY, KANSAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

     The parties agree that service of process in any proceeding  arising out of or  relating  to this  Agreement  or the  performance  thereof may be made as to
Developer and any Principal  Shareholder by serving a person of suitable age and discretion  (such as the  person in  charge of the  office)  at the  address  of
Developer  specified  in this  Agreement  and as to  Franchisor  by serving  the president or a  vice-president  of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.

16.  MISCELLANEOUS

     16.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person,  by overnight  courier service,  facsimile  transmission  or mailed by  registered  or  certified  mail addressed to the  recipient  at the address set forth  below,  unless that party shall have given written  notice of change of address to the sending  party,  in which event the new address so specified shall be used.

                                      E-30                                  2004

       FRANCHISOR:         Applebee's International, Inc.
                           4551 W. 107th Street, Suite 100
                           Overland Park, Kansas  66207
                           Attention:  President
       DEVELOPER:          _____________________________

                           _____________________________

                           _____________________________

       PRINCIPAL SHAREHOLDERS:   _____________________________

                                 _____________________________

     16.2 All terms used in this Agreement,  regardless of the number and gender in which they are used,  shall be deemed  and  construed  to  include  any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this  Agreement  themselves.  The headings  inserted in this
Agreement are for reference  purposes only and shall not affect the construction of this  Agreement or limit the  generality of any of its  provisions.  The term
"business  day"  means any day other than  Saturday,  Sunday,  or the  following national  holidays:  New  Year's  Day,  Martin  Luther  King  Day,  Washington's
Birthday,  Memorial Day,  Independence Day, Labor Day,  Columbus Day,  Veterans'
Day, Thanksgiving and Christmas.

     16.4 This Agreement,  the Uniform Franchise  Offering Circular currently in effect and the  documents  referred to herein  constitute  the entire  agreement between parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof.

     16.5 Except as expressly authorized herein, no amendment or modification of this Agreement  shall be binding  unless  executed in writing both by Franchisor and by Developer and Principal Shareholders.

     16.6 In the event  that any  party to this  Agreement  initiates  any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions, or to obtain  damages or other  relief to which any party may be entitled by virtue of this Agreement,  the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by other party or parties.

     IN WITNESS WHEREOF,  the undersigned have entered into this Agreement as of the date first above written.

                                       FRANCHISOR:

ATTEST:                                APPLEBEE'S INTERNATIONAL, INC.

____________________________________   By: _____________________________________
Name: ______________________________   Name: ___________________________________
Title: _____________________________   Title: __________________________________

                                      E-31                                  2004

                                       DEVELOPER:

ATTEST:                                _________________________________________

____________________________________   By: _____________________________________
Name: ______________________________   Name: ___________________________________
Title: _____________________________   Title: __________________________________

                                       PRINCIPAL SHAREHOLDER(S):

___________________________________    _________________________________________
Witness                                Name: ___________________________________

___________________________________    _________________________________________
Witness                                Name: ___________________________________

___________________________________    _________________________________________
Witness                                Name: ___________________________________

                                      E-32                                  2004

                       APPENDIX A TO DEVELOPMENT AGREEMENT

                                    TERRITORY

Franchisor  specifically excludes from the Territory,  and reserves the right to operate or license  any other  person to operate  restaurants  in, any  location within an airport  (serviced by one or more public or charter  carrier),  arena, stadium,  state or national  park, or military  fort,  post or base which may be within the boundaries of the Territory otherwise granted to Developer.

     One  hundred  percent  (100%) of the  number  of  Restaurants  required  by
Subsections 2.1 and 3.1 is ---------- (-----).

                                      E-33                                  2004

                       APPENDIX B TO DEVELOPMENT AGREEMENT

                            FORM FRANCHISE AGREEMENT

                    (See Exhibit F to this Offering Circular)

                                      E-34                                  2004

                       APPENDIX C TO DEVELOPMENT AGREEMENT

                        STATEMENT OF OWNERSHIP INTERESTS

                                           Percent of Issued and
         Shareholder                  Outstanding Shares of Developer

                                      E-35                                  2004

                       APPENDIX D TO DEVELOPMENT AGREEMENT

                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS

     In  determining  whether  to grant or to  withhold  consent  to a  proposed
Transfer,  Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following:  (i) work experience and aptitude of Proposed New Owner and/or proposed new  management  (a proposed  transferee  of a Principal  Shareholder's
Interest  and/or a proposed  transferee  of this  Agreement  is  referred  to as
"Proposed New Owner");  (ii) financial  background and condition of Proposed New
Owner,  and  actual  and pro  forma  financial  condition  of  Developer;  (iii)
character and reputation of Proposed New Owner;  (iv)  conflicting  interests of
Proposed New Owner; (v) the terms and conditions of Proposed New Owner's rights, if the  proposed  Transfer is a pledge or  hypothecation;  (vi) the  adequacy of
Developer's  operation (as Franchisee) of any Restaurant and compliance with the
System and this  Agreement;  and (vii) such other  criteria  and  conditions  as
Franchisor shall then consider  relevant in the case of an application for a new franchise to operate a restaurant unit within the System by an applicant that is not then currently doing so.  Franchisor's  consent also may be conditioned upon execution  by Proposed  New Owner of an  agreement  whereby  Proposed  New Owner assumes  full,  unconditional,  joint and several  liability  for, and agrees to perform  from  the  date  of  such  Transfer,  all  obligations,  covenants  and agreements  contained  herein to the same  extent as if it had been an  original
party  to  this   Agreement  and  may  also  require   Developer  and  Principal
Shareholders, including the proposed Transferor(s), to execute a general release which releases Franchisor from any claims they may have had or then have against
Franchisor. In the event Proposed New Owner is a partnership (including, but not limited to, a limited partnership),  Proposed New Owner will also be required to execute an addendum to the  Agreement  which amends the  references to Developer and its Principal Shareholders to include the partnership approved by Franchisor and Proposed New Owner's  general  partner(s) and the principal  shareholders of the  general  partner(s),  if the  general  partner(s)  is a  corporation.  This addendum will contain a provision  including in the definition of "Transfer" the withdrawal, removal or voluntary/involuntary  dissolution (if applicable) of the general  partner(s) or the  substitution  or addition of a new general  partner.
Developer  or  Principal  Shareholders,  as  the  case  may  be,  shall  provide
Franchisor with such  information as it may require in connection with a request for approval of a proposed Transfer.

                                      E-36                                  2004

                       APPENDIX E TO DEVELOPMENT AGREEMENT

                          CONFIDENTIALITY AGREEMENT AND
                             COVENANT NOT TO COMPETE

     THIS AGREEMENT is made this ________ day of ________________,  20______, by and between _______________________________________, a _____________ corporation
("Developer"),   and  __________________________,   an  individual  employed  by
Developer ("Employee").

WITNESSETH:

     WHEREAS, APPLEBEE'S INTERNATIONAL,  INC. ("Applebee's") is the owner of all rights  in  and  to a  unique  system  for  the  development  and  operation  of restaurants (the "System"),  which includes proprietary rights in valuable trade names,  service  marks and  trademarks,  including  the service mark  Applebee's
Neighborhood  Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and  beverage  products,  specifications  for  certain  food  and  beverage products,  inventory methods,  operating methods,  financial control concepts, a training facility and teaching techniques;

     WHEREAS,  Developer  is  the  owner  of  the  exclusive  right  to  develop restaurants  franchised by Applebee's  which utilize the System  ("Restaurants")
for the period  and in the  territory  described  in the  Development  Agreement between Applebee's and Developer (the "Development Agreement");

     WHEREAS,  Developer and Employee acknowledge that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a  competitive  advantage  and will be valuable to  Developer in the development  of its  business,  and that  gaining  access to it was  therefore a primary reason why Developer entered into the Development Agreement; and

     WHEREAS,  in  consideration  of  Applebee's   confidential   disclosure  to
Developer of these trade  secrets,  Developer  has agreed to be obligated by the terms of Development  Agreement to execute,  with its Director of Operations,  a
written   agreement   protecting   Applebee's  trade  secrets  and  confidential
information entrusted to Employee, and protecting against unfair competition;

     NOW,  THEREFORE,  in  consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

     (1) The parties  acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which  constitute  trade secrets and  confidential and proprietary  information.  The parties  further  acknowledge  and agree that any actual or potential direct or indirect competitor of

                                      E-37                                  2004

Applebee's  or of any of its  franchisees  shall not have  access to such  trade secrets and confidential information.

     (2) The  parties  acknowledge  and agree  that the  System  includes  trade secrets and  confidential  information  which  Applebee's  has  revealed or will reveal to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from  others  who  enjoy  or who have  had  access  to said  trade  secrets  and confidential  information  are  essential  for the  maintenance  of goodwill and special value of the System.

     (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets  incorporated in the System,  or any portion thereof,  for use in any business which is not within the System;  (ii) disclose or reveal any portion of the System to any person  other than to  Developer's  employees as an incident  of their  training;  (iii)  acquire any right to use, or to license or franchise the use of any name, mark or other  intellectual  property right which is or  may  be  granted  by  any  franchise  agreement  between  Applebee's  and
Developer;  or (iv)  communicate,  divulge  or use for the  benefit of any other person or entity any confidential information,  knowledge or know-how concerning
the  methods  of  development  or  operation  of  a  Restaurant   which  may  be
communicated  to  Employee  or of which  Employee  may be  apprised by virtue of
Employee's  employment by Developer.  Employee  shall divulge such  confidential information  only to such of Developer's  other employees as must have access to that  information  in order to operate a Restaurant  or to develop a prospective site  for a  Restaurant.  Any  and  all  information,  knowledge  and  know-how, including, without limitation,  drawings, materials, equipment,  specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

     (4)  Employee  agrees  that for the  duration of his or her  employment  by
Developer,  and for two (2) years following  termination  thereof,  Employee may not,  without the prior written  consent of Applebee's,  directly or indirectly, for  himself  or  through,  on  behalf  of or in  conjunction  with any  person, partnership  or  corporation,  engage in or acquire any  financial or beneficial
interest  (including  any  interest  in  corporations,   partnerships,   trusts,
unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any  restaurant  business whose menu or method of operation is the same as or similar to that  employed by  restaurant  units within the System which is located  either  (a) in the  Territory,  as defined in the  Development
Agreement,  or (b) in the Area of Dominant Influence (as defined and established from time to time by  Arbitron  Ratings  Company)  of any  Restaurant  developed pursuant to the Development Agreement.

     (5) Employee further  acknowledges and agrees that the Franchise Operations
Manual  and any other  materials  and  manuals  provided  or made  available  to
Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the  form  of  franchise  agreement  which  is  attached  as  Appendix  B to the
Development Agreement are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's,  and may not be reproduced, in whole or in part, without the written consent of Applebee's.

     (6) Employee  agrees to surrender  to Developer or to  Applebee's  each and every copy of the  Manuals and any other  information  or material in his or her possession or control upon

                                      E-38                                  2004

request, upon termination of employment, or upon completion of the use for which said  Manuals  or other  information  or  material  may have been  furnished  to
Employee.

     (7) The  parties  agree  that in the event of a breach  of this  Agreement,
Applebee's would be irreparably  injured and would be without an adequate remedy at law. Therefore,  in the event of a breach or a threatened or attempted breach of any of the  provisions  hereof,  Applebee's  shall be entitled to enforce the provisions of this  agreement as a third-party  beneficiary  hereof and shall be entitled,  in addition to any other  remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement),  to a temporary and/or permanent  injunction and a decree for specific  performance of the terms hereof without the necessity of showing  actual or threatened  damage, and without being required to furnish a bond or other security.

     (8) The  restrictions in Subsection (4) hereof shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are traded on a national  securities exchange if such shares are owned for investment only, and are not  owned by an  officer,  director,  employee  or  consultant  of such publicly traded company.

     (9) If any court or other  tribunal  having  jurisdiction  to determine the validity or enforceability of this Agreement determines that it would be invalid or  unenforceable  as  written,  the  provisions  hereof  shall be  deemed to be modified  or  limited  to such  extent  or in such  manner  necessary  for  such provisions to be valid and enforceable to the greatest extent possible.

     (10) In the event that any party to this Agreement or Applebee's  initiates any legal proceeding to construe or enforce any of the terms,  conditions and/or provisions of this Agreement,  or to obtain damages or other relief to which any party may be  entitled  by virtue of this  Agreement,  the  prevailing  party or parties shall be paid its/their reasonable attorneys' fees and expenses by other party or parties.

     IN WITNESS WHEREOF,  the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER:                             EMPLOYEE:

By:                                    By:
    -------------------------------       --------------------------------------
Name:                                  Name:
      -----------------------------         ------------------------------------
Title:
       ----------------------------

                                      E-39                                  2004

                       APPENDIX F TO DEVELOPMENT AGREEMENT

                            CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT is made this ________ day of ________________, 20_______, by
and   between    ________________________________________,    a    _____________
corporation  ("Developer"),   and   __________________________,   an  individual
employed by Developer ("Employee").

WITNESSETH:

     WHEREAS, APPLEBEE'S INTERNATIONAL,  INC. ("Applebee's") is the owner of all rights  in  and  to a  unique  system  for  the  development  and  operation  of restaurants (the "System"),  which includes proprietary rights in valuable trade names,  service  marks and  trademarks,  including  the service mark  Applebee's
Neighborhood  Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and  beverage  products,  specifications  for  certain  food  and  beverage products,  inventory methods,  operating methods,  financial control concepts, a training facility and teaching techniques;

     WHEREAS,  Developer  is  the  owner  of  the  exclusive  right  to  develop restaurants  franchised by Applebee's  which utilize the System  ("Restaurants")
for the period  and in the  territory  described  in the  Development  Agreement between Applebee's and Developer (the "Development Agreement"); and

     WHEREAS,  Developer  acknowledges that Applebee's  information as described above was developed  over time at great expense,  is not generally  known in the industry and is beyond  Developer's own present skills and experience,  and that to develop it itself would be expensive,  time-consuming and difficult,  that it provides a  competitive  advantage  and will be  valuable  to  Developer  in the development  of its  business,  and that  gaining  access to it was  therefore a primary reason why Developer entered into the Development Agreement; and

     WHEREAS,  in  consideration  of  Applebee's   confidential   disclosure  to
Developer of these trade  secrets,  Developer  has agreed to be obligated by the terms of Development  Agreement to execute,  with each employee of Developer who will have  supervisory  authority over the development or operation of more than one  Restaurant  in the  Territory  described in the  Development  Agreement,  a
written   agreement   protecting   Applebee's  trade  secrets  and  confidential
information entrusted to Employee;

     NOW,  THEREFORE,  in  consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

     (1) The parties  acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which  constitute  trade secrets and  confidential and proprietary  information.  The parties  further  acknowledge  and agree that any actual or potential  direct or indirect  competitor of

                                      E-40                                  2004

Applebee's,  or of any of its  franchisees,  shall not have access to such trade secrets and confidential information.

     (2) The  parties  acknowledge  and agree  that the  System  includes  trade secrets and confidential  information which Applebee's has revealed to Developer in  confidence,  and that  protection  of said trade  secrets  and  confidential information and protection of Applebee's  against unfair competition from others who  enjoy  or who  have had  access  to said  trade  secrets  and  confidential information  are essential for the  maintenance of goodwill and special value of the System.

     (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets  incorporated in the System,  or any portion thereof,  for use in any business which is not within the System;  (ii) disclose or reveal any portion of the System to any person  other than to  Developer's  employees as an incident  of their  training;  (iii)  acquire any right to use, or to license or franchise the use of any name, mark or other  intellectual  property right which is or  may  be  granted  by  any  franchise  agreement  between  Applebee's  and
Developer;  or (iv)  communicate,  divulge  or use for the  benefit of any other person or entity any confidential information,  knowledge or know-how concerning
the  methods  of  development  or  operation  of  a  Restaurant   which  may  be
communicated  to  Employee  or of which  Employee  may be  apprised by virtue of
Employee's  employment by Developer.  Employee  shall divulge such  confidential information  only to such of Developer's  other employees as must have access to that  information  in order to operate a Restaurant  or to develop a prospective site for a Restaurant. Any and information,  knowledge and know-how,  including, without limitation, drawings, materials, equipment,  specifications,  techniques and other data,  which Applebee's  designates as  confidential,  shall be deemed confidential for purposes of this Agreement.

     (4) Employee further  acknowledges and agrees that the Franchise Operations
Manual  and any  other  materials  or  manuals  provided  or made  available  to
Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer,  are loaned by  Applebee's to Developer for limited  purposes  only,  remain the property of
Applebee's,  and may not be reproduced, in whole or in part, without the written consent of Applebee's.

     (5) Employee  agrees to surrender  to Developer or to  Applebee's  each and every copy of the  Manuals and any other  information  or material in his or her possession  or control upon  request,  upon  termination  of  employment or upon completion  of the use for which said Manuals or other  information  or material may have been furnished to Employee.

     (6) The  parties  agree  that in the event of a breach  of this  Agreement,
Applebee's would be irreparably  injured and would be without an adequate remedy at law. Therefore,  in the event of a breach or a threatened or attempted breach of any of the  provisions  hereof,  Applebee's  shall be entitled to enforce the provisions of this  Agreement as a third-party  beneficiary  hereof and shall be entitled,  in addition to any other  remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement),  to a temporary and/or permanent  injunction and a decree for specific  performance of the terms hereof without the necessity of showing  actual or threatened  damage, and without being required to furnish a bond or other security.

                                     E-41                                   2004

     (7) If any court or other  tribunal  having  jurisdiction  to determine the validity or enforceability of this Agreement determines that it would be invalid or  unenforceable  as  written,  the  provisions  hereof  shall be  deemed to be modified  or  limited  to such  extent  or in such  manner  necessary  for  such provisions to be valid and enforceable to the greatest extent possible.

     IN WITNESS WHEREOF,  the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER:                             EMPLOYEE:

By:                                    By:
    -------------------------------       --------------------------------------
Name:                                  Name:
      -----------------------------         ------------------------------------
Title:
       ----------------------------

                                      E-42                                  2004